                                                                    Exhibit 32.1

          TRAVELCENTERS OF AMERICA, INC. AND CONSOLIDATED SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                            18 U. S. C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 2 to the Annual Report of TravelCenters of America, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edwin P. Kuhn, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edwin P. Kuhn
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Edwin P. Kuhn
Chairman of the Board and Chief Executive Officer
July 9, 2004